Exhibit (r)(1)

CERTAIN ARES CLOSED-END FUNDS

Code of Ethics

I.                                        Statement of Purpose and Applicability

Each fund listed on Appendix A (each, a “Fund” as applicable in the context of this Code of Ethics (“Code of Ethics”) to the persons or entities subject hereto) is regulated as a closed end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and subject to Rule 17j-1 under the 1940 Act (“Rule 17j-1”).  Rule 17j-1 makes it unlawful for any Affiliated Person (as defined below) of the Fund or its investment adviser (the “Adviser”) in connection with the purchase or sale, directly or indirectly, by such Affiliated Person of any Security Held (as defined below) or to be acquired by the Fund:

(1)                                 To employ any device, scheme or artifice to defraud the Fund;

(2)                                 To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3)                                 To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4)                                 To engage in any manipulative practice with respect to the Fund.

In accordance with Rule 17j-1, each Fund has adopted this Code of Ethics containing provisions it deems reasonably necessary to prevent those of its Affiliated Persons who are Access Persons (as defined below) from engaging in any of such prohibited acts.

In addition, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Rule 204A-1 under the Advisers Act requires a registered investment adviser to establish, maintain and enforce a code of ethics that includes certain specified provisions.  The Adviser has adopted a separate code of ethics designed to meet the requirements of Rule 204A-1 and Rule 17j-1.

II.                                   Definitions

(A)                               “Access Person” means any director, officer, general partner, member or Advisory Person of the Fund or the Adviser.

(B)                               “Advisory Person of the Fund or the Adviser” means:

(i)                                     any director, officer, general partner, member or employee of the Fund or the Adviser (or of any Fund in a Control relationship to the Fund or the Adviser), who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

(ii)                                  any natural person in a Control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of any Covered Security by the Fund.

(C)                               “Affiliated Person” of another person means:

(i)                                     any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

(ii)                                  any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

(iii)                               any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(iv)                              any officer, director, partner, copartner, or employee of such other person;

(v)                                 if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

(vi)                              if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

(D)                               “Beneficial Interest” means beneficial ownership determined pursuant to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  This means that an Access Person should generally consider himself to have a Beneficial Interest in any Securities in which he has a direct or indirect pecuniary interest, which include Securities held by any Covered Family Member.  In addition, an Access Person should consider himself to have a Beneficial Interest in any Securities held by other persons where, by reason of any contract, arrangement, understanding or relationship, such Access Person has sole or shared voting or investment power.

(E)                                “Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person. Any such presumption may be rebutted by evidence in accordance with Section 2(a)(9) of the 1940 Act.

(F)                                 “Covered Account” means an account maintained with any broker, dealer, bank or other financial institution that holds any Securities in which an Access Person has a Beneficial Interest. A Covered Account includes any account of a Covered Family Member.

(G)                               “Covered Family Member” means a member of an Access Person’s immediate family who is living in such Access Person’s household.  A person is considered a member of an Access Person’s immediate family if such person is a spouse, registered domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, or person with whom the Access Person has an adoptive or “in-law” relationship.

(H)                              “Covered Security” means a Security, except that such term does not include:

(i)                                     direct obligations of the Government of the United States;

(ii)                                  bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; or

(iii)                               shares issued by open-end investment companies registered under the 1940 Act or under a comparable regulatory regime other than those, if any, that are not money market funds and for which the Adviser (or any person controlling, controlled by or under common control with the Adviser) serves as investment adviser or principal underwriter;

(iv)                              shares issued by money market funds; and

(v)                                 investments in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code.

(I)                                   “Designated Officer” means the person designated from time to time by the Fund to be its Chief Compliance Officer in accordance with Rule 38a-1 under the 1940 Act; provided, that the Fund may from time to time designate another person to act on behalf of the Designated Officer during periods when the Designated Officer is absent or disabled, and during such periods the term “Designated Officer” shall mean such other officer.

(J)                                   “Disinterested Director” means a director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

(K)                              “employee of the Fund or the Adviser” means any employee of the Fund or the Adviser.

(L)                                “Federal Securities Laws” means, in addition to the 1940 Act and the Advisers Act, the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, Title V of the Gramm-Leach-Bliley Act, all rules adopted by the Securities and Exchange Commission (the “SEC”) under the foregoing statutes, those provisions of the Bank Secrecy Act that apply to investment companies and investment advisers, and any rules adopted under such provisions by the SEC or the Department of the Treasury.

(M)                            “Initial Public Offering” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

(N)                               “Investment Personnel” means:

(i)                                     any employee of the Fund or the Adviser (or of any company in a Control relationship to the Fund or the Adviser), who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and

(ii)                                  any natural person who Controls the Fund or the Adviser and obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

(O)                               “Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(P)                                 “purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

(Q)                               “Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, and includes, without limitation:

(i)                                     equity securities;

(ii)                                  shares of or interests in mutual funds, exchange-traded funds (ETFs) and unit investment trusts;

(iii)                               derivative instruments or other structured products;

(iv)                              securities issued in private placements;

(v)                                 debt/fixed income securities; and

(vi)                              limited partnership and limited liability company interests.

(R)                               “Security Held or to be Acquired by the Fund” means:

(i)                                     any Covered Security which, within the most recent 15 days: (A) is or has been held by the Fund, one of its subsidiaries or an entity for which the Fund acts as adviser; or (B) is being or has been considered by the Fund, one of its subsidiaries or the Adviser for purchase by the Fund, one of its subsidiaries or an entity for which the Fund acts as adviser; and

(ii)                                  any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in clause (i) above.

(S)                                 “Third Party Account” means an account in which a Covered Security is held for the benefit of any individual or entity other than the Fund with respect to which an Access Person exercises investment discretion or provides investment advice.

III.                              Standards of Conduct

(A)                               General Standards.

(1)                                 No Access Person may, in breach of any fiduciary duty he or she owes to the Fund and its stockholders:

(a)                                 engage, directly or indirectly, in any business investment in a manner detrimental to the Fund; or

(b)                                 use confidential information gained by reason of his or her employment by or affiliation with the Fund in a manner detrimental to the Fund.

(2)                                 Before, or at the time that, an Access Person recommends or authorizes the purchase or sale of a Covered Security by the Fund, or becomes aware that the Fund is considering the purchase or sale of a Covered Security, he or she must promptly disclose to the Designated Officer:

(a)                                 any Beneficial Interest in such Covered Security that he or she has or proposes to acquire;

(b)                                 any interest he or she has or proposes to acquire in any Third Party Account in which such Covered Security is held; and

(c)                                  any interest in or relationship with the issuer of such Covered Security that he or she has or proposes to acquire.

(3)                                 Each Access Person must conduct his or her personal securities transactions in a manner that is consistent with this Code of Ethics and that will avoid an abuse of his or her position of trust and responsibility within the Fund.

(4)                                 No Access Person may engage in any act, practice, or course of business that is in breach of the fiduciary duty of care, loyalty, honesty and good faith that he or she, and the Adviser, owe to the Fund.

(5)                                 No Access Person may, in connection with the purchase or sale, directly or indirectly, of any Security Held or to be Acquired by the Fund, engage in any act, practice or course of business in violation of the Federal Securities Laws.

(B)                               Prohibited Transactions.

(1)                                 Pre-Clearance Policy.  Except as expressly permitted by this Code of Ethics, Access Persons (other than the Disinterested Directors) must have written clearance for any transactions in a Covered Security in a Covered Account before completing the transaction including, without limitation, Covered Securities to be purchased in an Initial Public Offering or Limited Offering.  The Designated Officer reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may decline to pre-approve a proposed transaction by an Access Person in a Covered Security for a number of reasons.

All requests for approval to engage in transactions in Covered Securities must be submitted to the Designated Officer through the Protegent Personal Trading Assistant application (“PTA”) used by the Fund or as otherwise directed by the Designated Officer. Pre-clearance approval for a transaction is valid only until the end of the second full trading day after the day the transaction was approved except (i) with respect to transactions that are private offerings (for which pre-clearance approvals are valid for 120 days unless the Designated Officer specifies otherwise), (ii) in the case of a sale or purchase pursuant to a stop-loss order the terms of which were described in a pre-clearance request that was approved or (iii) in cases where the Designated Officer specifies otherwise.  If the Access Person wishes to transact in a Covered Security on any day subsequent to the applicable approval period, he or she must again obtain pre-approval for the transaction. Only the Designated Officer may approve de minimis or other deviations or exceptions from this policy.

If the Designated Officer is the person whose transaction requires such approval, he or she must obtain such approval from the Fund’s internal legal counsel (or his or her designee).

An Access Person to the Adviser is not required to obtain prior approval from the Designated Officer for any transaction if such approval was obtained pursuant to the Adviser’s code of ethics.

(2)                                 Pre-Clearance Exceptions. Pre-clearance under this Section is not required for the following transactions:

(a)                                 Purchases or sales over which an Access Person has no direct or indirect influence or control (e.g., transactions in an account managed by an unaffiliated money manager where the Access Person has no investment influence or discretion);

(b)                                 Purchases or sales effected pursuant to a program (such as a dividend reinvestment plan) in which periodic purchases (or sales) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation; provided that for any such program that is not a program generally available to shareholders or investors in an issuer (such as a dividend reinvestment plan), the purchase or sale program and any changes to the program must be approved in advance by the Designated Officer;

(c)                                  Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

(d)                                 Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

(e)                                  Purchases or sales of an employer’s securities by an employee pursuant to an employee stock purchase or other similar program, including purchases and sales under the employer’s 401(k) plan;

(f)                                   Transactions with the issuer of a security held by the Access Person pursuant to the terms of the security (e.g., exercise of a conversion or redemption right);

(g)                                  Charitable donations or other gifts of securities;

(h)                                 Purchases or sales of shares in exchange-traded funds, publicly traded closed-end funds or publicly traded unit investments trusts or other structured products for which the performance of such security is based on a particular market index, other than shares in (A) the Fund, (B) any other closed-end fund that has elected to be treated as a business development company under the 1940 Act or (C) any fund or trust that is advised or sub-advised by the Adviser or any affiliate of the Adviser;

(i)                                     Purchases or sales of futures and options on currencies or on a securities index or on other securities in which transactions may be effected without pre-clearance under this Code of Ethics;

(j)                                    Other non-volitional events, such as exercise of an option at expiration (as opposed to an option exercise at any time prior to expiration, which option exercise does require pre-clearance);

(k)                                 Purchases or sales of municipal securities;

(l)                                     Purchases or sales of sovereign debt securities; or

(m)                             Additional contributions to a private offering if the initial investment was approved pursuant to the pre-clearance procedure.

(3)                                 Minimum Holding Period.  No Access Person may sell a Covered Security within 30 days of purchasing that Security, or “buy to cover” a Covered Security within 30 days of selling short such Covered Security, unless pre-clearance of the transaction is not required under this Code of Ethics or the minimum holding period requirement is waived by the Designated Officer.

(4)                                 Gifts.  No Access Person may accept any gift, favor, or service from any person with whom he or she transacts business on behalf of the Fund if to do so would conflict with the Fund’s best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Fund.

IV.                               Reporting, Review and Recordkeeping Procedures

The following reporting, review and record keeping procedures have been established in accordance with Rule 17j-1 and to assist the Fund in preventing, detecting and imposing sanctions for violations of this Code of Ethics.  Questions regarding these procedures should be directed to the Designated Officer.

(A)                               Reports to be Completed by Access Persons

(1)                                 Except as set forth in Section IV(B) below, each Access Person of the Fund must submit the following reports by completing certifications through PTA or as otherwise required by the Designated Officer, in all cases in such form as is specified by the Designated Officer and containing such information as is required by Rule 17j-1:

(a)                                 Initial Holdings Report. No later than 10 calendar days after becoming an Access Person, the Access Person must complete an Initial Covered Account Certification and an Initial Covered Securities Certification with respect to Covered Accounts and Covered Securities.  The information reported in the certifications must be current as of a date not more than 45 days prior to the Access Person’s employment start date.  Securities acquired in Limited Offerings and other holdings not commonly held in a brokerage account also must be included.  An Access Person who fails to submit the certification within 10 calendar days of the date he or she became an Access Person will be prohibited from engaging in any personal securities transactions that require pre-clearance under this Code of Ethics until such certifications are submitted and may be subject to other sanctions.

(b)                                 Quarterly Transaction Report.  Within 30 days of the end of each calendar quarter, each Access Person must complete a Quarterly Transaction

Certification and a Quarterly Covered Account Certification with respect to Covered Securities transactions during the previous quarter and Covered Accounts.

(c)                                  Annual Holdings Report.  Within forty-five (45) days of the end of each calendar year, each Access Person must complete an Annual Covered Securities Certification with respect to holdings of Covered Securities.

(2)                                 New Accounts.  Each Access Person must report all new Covered Accounts.  Unless an account has been reported to the Designated Officer, the Access Person will not be permitted to engage in personal securities transactions in that account that require pre-clearance under this Code of Ethics.  New accounts not already reported should be reported before completing the Quarterly Covered Account Certification.

(3)                                 Duplicate Account Information.  Access Persons (other than Disinterested Directors) are required to have duplicate copies of their trade confirmations and monthly or quarterly account statements for their Covered Accounts that hold Covered Securities forwarded directly to the Designated Officer by each of the brokers, dealers, banks or other financial institutions where those accounts are maintained or to have the broker or other institution provide such information to the Fund electronically through PTA. Notwithstanding the foregoing, the Designated Officer may determine that this requirement does not apply to accounts of the type described in Section (B) (1) below.

(4)                                 Disclaimer of Beneficial Interest.  Any Access Person may at any time or from time to time deliver to the Designated Officer a statement that his or her submission of any report hereunder or the delivery on his or her behalf of any duplicate account statement or information required hereunder shall not be construed as an admission by such Access Person that he or she has any direct or indirect Beneficial Interest in the Covered Security to which such report or such duplicate account statement or information relates.

(5)                                 Review of Reports and Information.  The Designated Officer, or another person acting at the direction and under the supervision of the Designated Officer, will review the reports submitted, and  account statements and account information provided, under this Code of Ethics to determine whether any transactions disclosed therein constitute a violation of this Code of Ethics.  Before making any determination that a violation has been committed by any Access Person, the Designated Officer shall afford the Access Person an opportunity to supply additional explanatory material.

(B)                               Exceptions From Reporting Requirements

(1)                                 A person need not make a report under Section IV(A) with respect to a Covered Security held in, or transactions effected for, any account over which the Access Person has no direct or indirect influence or control.

(2)                                 A Disinterested Director who would be required to make a report solely by reason of being a director of the Fund need not make:

(a)                                 an initial holding report pursuant to Section IV(A)(1)(a) or any annual holdings report pursuant to Section IV(A)(1)(c); and

(b)                                 a quarterly transaction report pursuant to Section IV(A)(1)(b) unless he or she knew or, in the ordinary course of fulfilling his or her duties as a director, should have known that during the 15-day period immediately before or after the director’s transaction in a Covered Security, the Fund purchased or sold, or the Fund or the Adviser considered purchasing or selling, the Covered Security.

(3)                                       An Access Person who would otherwise be required to submit reports to the Fund under Section IV(A) will not be required to submit such reports where such Access Person is required to file reports pursuant to the Adviser’s code of ethics.

(C)                               Obligation to Report Violations.  Every Access Person who becomes aware of a violation of this Code of Ethics must report it to the Designated Officer, who may report it to management personnel of the Fund as appropriate.  The Designated Officer and any management personnel to whom a violation is reported shall promptly investigate the matter and take such disciplinary action as they consider appropriate under the circumstances.  Any form of retaliation against a person who reports a violation is prohibited and constitutes a violation of this Code of Ethics.  The board of directors of the Fund (the “Board”) must be notified, in a timely manner, of remedial action taken with respect to violations of the Code of Ethics.

(D)                               Fund Reports.  No less often than annually, the Fund and the Adviser must furnish to the Board, and the Board must consider, a written report that:

(1)                                 describes any issues arising under this Code of Ethics, the Adviser’s code of ethics or the related procedures since the last report to the Board, including, but not limited to, information about material violations of either code of ethics or related procedures and sanctions imposed in response to the material violations; and

(2)                                 certifies that the Fund and the Adviser have each adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

(E)                                Records.  The Fund shall maintain records with respect to this Code of Ethics in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall be available for  examination by the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special, or other examination:

(1)                                 A copy of this Code of Ethics and any other code of ethics of the Fund that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

(2)                                 A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

(3)                                 A copy of all written acknowledgements as required by this Code of Ethics for each person who is, or within the past five years was, an Access Person;

(4)                                 A copy of each report submitted by an Access Person as required by the Rule or pursuant to this Code of Ethics shall be maintained for at least five years after the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

(5)                                 A record of all persons within the past five years who are or were required to make reports pursuant to paragraph (d) of Rule 17j-1 or this Code of Ethics, or who are or were responsible for reviewing those reports, shall be maintained in an easily accessible place; and

(6)                                 A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in an Initial Public Offering or in a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which such acquisition is approved.

(F)         Confidentiality.  All reports, duplicate account statements and other information filed or delivered to the Designated Officer or furnished to any other person pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

V.                                    Sanctions

Upon determination that a violation of this Code of Ethics has occurred, the Fund may impose such sanctions as it deems appropriate, including, among other things, a memorandum of warning, a ban on personal trading or a suspension or termination of the employment of the violator.  Violations of this Code of Ethics and any sanctions imposed with respect thereto shall be reported in a timely manner to the Board.

VI.                               Acknowledgement of Receipt

Upon becoming an Access Person, whenever this Code of Ethics is amended and at least annually, each Access Person must certify to the Designated Officer receipt of this Code of Ethics and any amendments thereto and continued compliance with this Code of Ethics.

Adopted on October 25, 2012; amended on September 18, 2013.

APPENDIX A

Applicable Ares Closed-End Funds

1.                                      Ares Dynamic Credit Allocation Fund, Inc.

2.                                      Ares Multi-Strategy Credit Fund, Inc.

CERTAIN ARES CLOSED-END FUNDS

INITIAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

Date on which I become an Access Person

	Name of Broker	Check Type of Account
Amount and Title of Covered Security:	Dealer or Bank	Pers.	Immediate Fam.	Fiduciary

The above is a record of (i) every covered security in which I had any direct or indirect beneficial ownership on the date I became an Access Person as more fully defined in the Fund’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any securities were held for my direct or in direct benefit as of the date I became an access person.

Date:	Signature:

Note 1.

This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk(*).  Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2.	Copies of brokerage statements are attached to this signed report in lieu of the above

Note 3.	Report must be submitted within 10 days after becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an access person

CERTAIN ARES CLOSED-END FUNDS

QUARTERLY REPORT OF SECURITIES TRANSACTIONS AND ACCOUNTS

For Calendar Quarter Ending

Amount and Title of	Date			Name of Broker	Check Type of Account			Approved by:
Covered Security:	Bought	Sold	Price	Dealer or Bank	Pers.	Immed. Fam.	Fiduciary	(if applicable)

The above is a record of (i) every transaction during the quarter in a covered security in which I had or by reason of which I acquired any direct or indirect beneficial ownership as more fully defined in the Fund’s Code of Ethics; and (ii) each account established by me with a broker, dealer or bank in which any securities were held during the quarter for my direct or indirect benefit.

Date:	Signature:

Note 1.                                                         If the transaction is other than a sale or purchase, please explain the transaction below.

Note 2.                                                         In the case of debt securities, include principal amount, interest rate and maturity date.

Note 3.                                                         This report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the transaction reported, which have been marked by me with an asterisk(*). Such transactions are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 4.                                                         Copies of brokerage statements are attached to this signed report in lieu of the above.

Note 5.                                                         Report must be submitted within 30 days after the end of the calendar quarter.

CERTAIN ARES CLOSED-END FUNDS

ANNUAL REPORT OF SECURITIES HOLDINGS AND ACCOUNTS

For Calendar Year Ending December 31, 20

	Name of Broker	Check Type of Account
Amount and Title of Covered Security:	Dealer or Bank	Pers.	Immediate Fam.	Fiduciary

The above is a record of (i) every covered security in which I had any direct or indirect beneficial ownership on the above calendar year end date as more fully defined in the Fund’s Code of Ethics; and (ii) the name of each broker, dealer or bank with whom I maintained an account in which any securities were held for my direct or indirect benefit.

Date:	Signature:

Note 1.

This report shall not be construed as an admission by me that I have any direct or indirect beneficial ownership in the securities reported, which have been marked by me with an asterisk(*). Such securities holdings are reported solely to meet the standards imposed by Rule 17j-1 under the Investment Company Act of 1940.

Note 2.	Copies of brokerage statements are attached to this signed report in lieu of the above

Note 3.	Report must be submitted within 45 days after the calendar year end.

CERTAIN ARES CLOSED-END FUNDS

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Ethics of [INSERT FUND NAME], and that I recognize that I am subject to the provisions thereof and will comply with these provisions.

This is to further certify that I have complied with the requirements of the Code of Ethics and that I have reported all personal securities transactions, holdings and securities accounts required to be disclosed or reported pursuant to the Code of Ethics.

Please sign your name here:

Please print your name here:

Please date here: